Exhibit 99.2

U.S. SECURITIES AND EXCHANGE COMMISSION

Litigation Release No. 19243 / June 2, 2005

Accounting and Auditing Enforcement
Release No. 2251 / June 2, 2005

SEC Sues Huntington Bancshares, Inc., its CEO, Former CFO, and Former Controller for Accounting Misstatements that Enabled the Bank to Meet or Exceed Analysts’ Expectations and Internal Bonus Targets

Securities and Exchange Commission v. Huntington Bancshares, Inc., Thomas E. Hoaglin, Michael J. McMennamin, and John Van Fleet, CPA, Civil Action No. 2:05CV538 (JDH) (S.D. OHIO 2005)

In the Matter of Huntington Bancshares, Inc., Thomas E. Hoaglin, Michael J. McMennamin, and John Van Fleet, CPA, Exchange Act Release No. 33-8579 / June 2, 2005

Accounting and Auditing Enforcement
Release No. 2252 / June 2, 2005

The Securities and Exchange Commission today announced that it filed a civil action in federal district court and the Commission has issued an order in a related administrative proceeding against Huntington Bancshares, Inc., a financial holding company headquartered in Columbus, Ohio, its chief executive officer, Thomas Hoaglin, its former chief financial officer, Michael McMennamin, and its former controller, John Van Fleet. Subject to court approval and without admitting or denying the allegations in the complaint, Huntington consented to pay a penalty of $7.5 million. In addition, Hoaglin, McMennamin, and Van Fleet agreed to pay disgorgement, pre-judgment interest, and penalties in the amounts of $667,609, $415,215, and $51,660, respectively. The penalties may be distributed to harmed investors pursuant to the Sarbanes-Oxley Act of 2002.

According to the Commission’s complaint, in 2001 and 2002 Huntington reported inflated earnings in its financial statements, enabling Huntington to meet or exceed Wall Street analyst earnings per share (“EPS”) expectations and internal EPS targets that determined bonuses for senior management. The misstatements, which were qualitatively material, included up front recognition of loan and lease origination fees that were required by accounting rules to be deferred and amortized over the term of the loan or lease; improper capitalization of commission expenses and deferral of pension costs that were required to be recognized in the period incurred; misstated reserves; improper deferral of income; and misclassification of non-operating income as operating income. Without the misstatements, Huntington’s EPS would have fallen short of analysts’ earnings expectations in 2001 and 2002, 2002 bonuses for Hoaglin and McMennamin would have been eliminated, and Van Fleet’s 2002 bonus would have been reduced. All three individuals attended due diligence meetings at which all but one of the misstatements were discussed, and it was decided — without considering the impact of the misstatements on management bonuses and Huntington’s ability to meet analysts’ expectations — that none of the items were material.

All three individuals knew or should have known the impact the accounting misstatements had on bonuses and Huntington’s ability to meet analyst expectations.

In a related settled administrative proceeding, the Commission charged that in 2001 and 2002 Huntington violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 (“Securities Act”) and Sections 13(a) and 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934 (“Exchange Act”), and Rules 12b-20 and 13a-1 thereunder; that Hoaglin violated Exchange Act Rule 13a-14 (the Sarbanes-Oxley provision that requires a CEO and CFO to certify the accuracy of a public company’s financial statements) and caused Huntington’s violations of Securities Act Section 17(a)(2) and Exchange Act Sections 13(a) and 13(b)(2)(A) and (B), and Rules 12b-20 and 13a-1 thereunder with respect to fiscal year 2002; that McMennamin and Van Fleet violated Securities Act Sections 17(a)(2) and 17(a)(3), Exchange Act Section 13(b)(5) and Rule 13b2-1 thereunder, and caused Huntington’s violations of Exchange Act Sections 13(a) and 13(b)(2)(A) and (B) and Rules 12b-20 and 13a-1 thereunder in 2001 and 2002; and that McMennamin directly violated Exchange Act Rule 13a-14 in 2002. Each respondent has agreed to cease and desist from committing and/or causing the violations charged as well as any future violations of these provisions.

As part of the settlement, Hoaglin agreed to disgorge his 2002 bonus of $480,000 and to pay pre-judgment interest, McMennamin agreed to disgorge his 2002 bonus of $240,000 and to pay pre-judgment interest, and Van Fleet agreed to disgorge $25,000, the portion of his 2002 bonus based on EPS targets, and to pay pre-judgment interest. Van Fleet consented to a suspension from appearing or practicing before the Commission as an accountant for two years pursuant to Rule 102(e) of the Commission’s Rules of Practice. McMennamin consented to an undertaking that he will not act as an officer or director of a public company for five years.